Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 3, 2019 (the “Effective Date”), is by and among Better Choice Company, Inc. a Delaware corporation (formerly Sport Endurance, Inc., a Nevada corporation) (“BCC”) and Bona Vida, Inc., a Delaware corporation (“Bona Vida”).

WHEREAS, BCC, Bona Vida and BCC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BCC, are parties to the Agreement and Plan of Merger, dated as of February 28, 2019 (the “Merger Agreement”); and

WHEREAS, BCC and Bona Vida wish to amend the certain terms of the Merger Agreement in accordance with Section 9.1 of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), BCC and Bona Vida hereby agree as follows:

ARTICLE I
Amendment

1.	Amendment of Recitals. The fifth WHEREAS clause of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“WHEREAS, the BCC Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of BCC and its stockholders, and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger.”

2.	Amendment of Section 4.1(r)(i). The first sentence of Section 4.1(r)(i) of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“From February 4, 2016, BCC has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act as if BCC has been required to file reports under Section 13(a) or 15(d) of the Exchange Act (all of the foregoing filed prior to the date this representation is made including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are referred to as the “SEC Documents”).”

3.	Amendment of Section 4.1(r)(iii). Section 4.1(r)(iii) of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“Upon the Closing, BCC is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.	Amendment of Section 4.1(r)(iv). Section 4.1(r)(iv) of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“BCC has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act). Such controls and procedures were not effective, as disclosed in BCC’s most recent Form 10-K, in ensuring that material information relating to BCC, including BCC Subsidiaries, is made known to the principal executive officer and the principal financial officer.”

5.	Amendment of Section 5.9. Section 5.9 of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“After the execution of this Agreement the Parties covenant to work in good faith to prepare, negotiate and enter into, or cause to be prepared, negotiated and entered into, employment agreements with the Bona Vida Executives.”

6.	Amendment of Amendment of Section 5.17. Section 5.9 of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“Bona Vida shall prepare, with the cooperation of BCC, information to be sent to the holders of shares of Bona Vida Common Stock in connection with soliciting their approval of the adoption of this Agreement and the transactions contemplated hereby, including the Merger. Bona Vida shall use commercially reasonable efforts to cause the information provided to Bona Vida’s stockholders to comply with applicable federal and state securities Laws. BCC agrees to provide promptly to Bona Vida such information concerning its business and financial statements and affairs (which for BCC, shall include Trupet) as, in the reasonable judgment of Bona Vida or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Bona Vida’s counsel and auditors in the preparation of the information to be sent to the stockholders of Bona Vida. Bona Vida will promptly advise BCC in writing if at any time prior to the Effective Time Bona Vida shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by Bona Vida shall contain the recommendation of the Bona Vida Board that the holders of shares of Bona Vida Common Stock approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger. Anything to the contrary contained herein notwithstanding, Bona Vida shall not include in the information sent to its stockholders any information with respect to BCC or its affiliates (including Trupet) or associates, the form and content of which information shall not have been approved by BCC in its reasonable discretion prior to such inclusion. To the extent required by the DGCL, Bona Vida shall deliver to any Bona Vida stockholder who has not executed the written stockholder consent (i) a notice of the taking of the actions described in the written stockholder consent in accordance with Section 228(e) of the DGCL and (ii) a notice of appraisal rights in accordance with Section 262 of the Delaware Act.

7.	Amendment of Section 6.1(d). Section 6.1(d) of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“[Reserved];”

8.	Amendment of Section 6.2(c). Section 6.2(c) of the Merger Agreement is hereby deleted and restated in its entirety as follows:

“[Reserved];”

9.	Amendment of Exhibit C. Exhibit C to the Merger Agreement is hereby deleted and restated in its entirety as provided in Appendix 1 hereto.

10.	Amendment of Exhibit D. Exhibit D to the Merger Agreement is hereby deleted and restated in its entirety as provided in Appendix 2 hereto.

11.	Amendment of Schedule 2.5(a). Schedule 2.5(a) to the Merger Agreement is hereby deleted and restated in its entirety as provided in Appendix 3 hereto.

ARTICLE II
MISCELLANEOUS

1.	Capitalized Terms. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.

2.	Reference to and Effect on the Agreement.

(a)	This Amendment is effective as of the Effective Date.

(b)	Except as expressly amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

(c)
Each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Merger Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such instruments or documents to be deemed to be a reference to the Agreement as amended hereby.

3.
Entire Agreement. This Amendment read in conjunction with the Merger Agreement, the Transaction Documents and the Disclosure Schedules, embody the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein.

4.	Incorporation by Reference. Article IX of the Merger Agreement (except for Sections 9.2 and 9.10) is hereby incorporated by reference mutatis mutandis.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the Effective Date.

BETTER CHOICE COMPANY, INC.

By:	/s/ David Lelong
Name: David Lelong
Title: President

BONA VIDA, INC.

By:	/s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: CEO

[Signature Page to the Amendment to Agreement and Plan of Merger]

APPENDIX 1

EXHIBIT C

Officers
Co-CEO	Lori Taylor
Co-CEO	Damian Dalla-Longa
President	Anthony Santarsiero
Title TBD	Gustavo Gonzalez
SVP Finance; Secretary	Kyle McCollum
Directors
Chairman	Michael Galego
Director	Michael Young
Director	Lori Taylor
Director	Damian Dalla-Longa
Director	Jeff Davis

APPENDIX 2

EXHIBIT D

MIP Equity (10.0%)	4,500,000

MIP Allocations at Effective Time
Anthony Santarsiero	1,000,000
Lori Taylor	1,150,000
Damian Dalla-Longa	1,200,000
Kyle McCollum	400,000
Gustavo Gonzalez	TBD

Equity Reserved for Future Employees	750,000

APPENDIX 3

SCHEDULE 2.5(A)